As filed with the Securities and Exchange Commission on December 18, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SABA SOFTWARE, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	94-3267638
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

2400 BRIDGE PARKWAY REDWOOD SHORES, CALIFORNIA	94065-1166
(Address of Principal Executive Offices)	(Zip Code)

SABA SOFTWARE, INC. AMENDED AND RESTATED 2000 EMPLOYEE STOCK PURCHASE PLAN

(Full Title of the Plan)

Peter E. Williams III

Executive Vice President, Corporate Development

Saba Software, Inc.

2400 Bridge Parkway

Redwood Shores, California 94065

(Name and Address of Agent for Service)

(650) 696-3840

(Telephone Number, Including Area Code, of Agent for Service)

With a Copy to:

Gavin B. Grover, Esq.

Morrison & Foerster LLP

425 Market Street

San Francisco, California 94105-2482

(415) 268-7113

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED (1)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE (2)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (2)	AMOUNT OF REGISTRATION FEE
Common Stock, $0.001 par value	261,693	$4.10	$1,072,941.00	$60.00

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement includes an indeterminate number of additional shares which may be offered and issued to prevent dilution from stock splits, stock dividends or similar transactions as provided in the Saba Software, Inc. Amended and Restated 2000 Employee Stock Purchase Plan.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of Saba Software, Inc. common stock reported on the Nasdaq Global Market on December 16, 2009.

PART I

INFORMATION REQUIRED IN THE

SECTION 10(a) PROSPECTUS

This registration statement is being filed pursuant to General Instruction E to Form S-8 in order to register an additional 261,693 shares of common stock, par value $0.001 per share, of Saba Software, Inc. (the “Registrant”), which may be offered or sold to participants under the Saba Software, Inc. Amended and Restated 2000 Employee Stock Purchase Plan (the “Plan”). The increase in the number of shares of common stock authorized for issuance under the Plan was approved by the Registrant’s stockholders at the Registrant’s 2009 annual meeting of stockholders held on November 18, 2009. Pursuant to General Instruction E to Form S-8, the contents of registration statement Nos. 333-34168, 333-96809 and 333-107679 are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein. Only those Items of Form S-8 containing new information not contained in registration statement Nos. 333-34168, 333-96809 and 333-107679 are presented herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the SEC are hereby incorporated by reference in this registration statement:

(a) The Registrant’s annual report on Form 10-K for the fiscal year ended May 31, 2009, including the Registrant’s audited consolidated financial statements for the fiscal year ended May 31, 2009;

(b) The description of the Registrant’s common stock set forth in the Registrant’s registration statement on Form 8-A filed with the SEC on April 5, 2000, and any subsequent amendment or report filed for the purposes of updating such description; and

(C) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”), since the end of the fiscal year covered by the audited financial statements described in (a) above.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

To the extent that any proxy statement or Form 8-K is incorporated herein by reference, such incorporation shall not include any information contained in such proxy statement or Form 8-K which is not, pursuant to the SEC’s rules, deemed to be “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act.

Item 8.	Exhibits.

Exhibit No.	Description

5.1	Opinion of Morrison & Foerster LLP.

10.1*	Saba Software, Inc. Amended and Restated 2000 Employee Stock Purchase Plan.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Morrison & Foerster LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (contained on signature page).

*	Incorporated by reference to the Company’s Current Report on Form 8-K filed on November 24, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Redwood Shores, state of California, on December 18, 2009.

SABA SOFTWARE, INC.

By:	/s/ BOBBY YAZDANI
Bobby Yazdani
Chief Executive Officer and
Chairman of the Board

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bobby Yazdani and William Slater, or each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments to this registration statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ BOBBY YAZDANI Bobby Yazdani	Chairman and Chief Executive Officer (Principal Executive Officer)	December 18, 2009

/s/ WILLIAM SLATER William Slater	Chief Financial Officer (Principal Financial and Accounting Officer)	December 18, 2009

/s/ JOE E. KIANI Joe E. Kiani	Director	December 18, 2009

/s/ WILLIAM M. KLEIN William M. Klein	Director	December 18, 2009

/s/ WILLIAM N. MACGOWAN William N. MacGowan	Director	December 18, 2009

/s/ GEORGE A. DE URIOSTE George A. de Urioste	Director	December 18, 2009

/s/ DOW R. WILSON Dow R. Wilson	Director	December 18, 2009

INDEX TO EXHIBITS

Exhibit No.	Description

5.1	Opinion of Morrison & Foerster LLP.

10.1*	Saba Software, Inc. Amended and Restated 2000 Employee Stock Purchase Plan.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Morrison & Foerster LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (contained on signature page).

*	Incorporated by reference to the Company’s Current Report on Form 8-K filed on November 24, 2009.